Exhibit 10.1
GLOBALWARE SOLUTIONS SERVICE AGREEMENT
This Agreement is made this 10 day of May, 2007 between SPSS Inc. (“The Company”), a Delaware corporation with its principal place of business at 233 S. Wacker Drive Chicago, IL 60606 and GlobalWare Solutions, Inc. (“GWS”), a Delaware corporation with its principal place of business at 200 Ward Hill Avenue, Haverhill, MA 01835.
AGREEMENT
NOW, THEREFORE, in consideration of their mutual covenants herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:
1. Definitions
“Confidential Information” means proprietary and other valuable information, regardless of form, communicated by one party (“Disclosing Party”) to the other party (“Receiving Party”), including, without limitation, technical information, trade secrets, know how, specifications, financial and pricing information, market research, customer registration data and computer code.
“E-Commerce Site” an e-commerce web site hosted for The Company by GWS under the terms of this agreement.
“Prototype” a version of the E-Commerce Site that embodies customized look-and-feel, a subset of the full product catalog, and all standard functionality, and is operational for The Company review, but is not fully tested, does not contain the full product catalog, and contains none of whatever custom functional features may be required in the final E-Commerce Site.
“Customer” means a person or entity that enters the E-Commerce Site.
“End User” means a person or entity that purchases Product for use rather than resale.
“Services” means the services provided to The Company by GWS under this agreement.
“Documentation” means all collateral materials provided with the Products (such as electronic user manuals, templates, reference guides, digitized product photos and graphic images, and electronic data sheets).
“End User License Agreement (“EULA”)” means the written standard form of non-exclusive license agreement applicable to the Software, which governs the use of the Software by End Users.
“Transaction” means a transaction conducted by the End User in which he pays using a credit card or P.O. for goods or services on an e-commerce web site hosted for The Company by GWS.
“Registration” means a registration conducted by the End User in which he provides personal information to an E-Commerce Site not as part of a Transaction, for example to gain access to a free download.

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“Download” means the transmission of a file to a Customer from an E-Commerce Site.

“Free Download” means the transmission of a file to a Customer from an E-Commerce Site without an associated Transaction.

“Customer Event” means a Transaction, Registration, Free Download, or the delivery of an electronic license.

“Product” means the software, document, or The Company service set forth in Exhibit C, including related documentation, End User License Agreement, and Distributor Materials, if any prepared together in accordance with this Agreement.

“Product Return” means a refund processed by the GWS for the full amount of a purchase made by an End User on an E-Commerce Site in accordance with the guidelines set fourth by The Company.

“Price Credit” means a refund processed by the GWS for part of the amount of a purchase made by an ,End User on an E-Commerce Site in accordance with the guidelines set fourth by The Company, for example because of a subsequent price change.

“Chargeback” means a debit from a merchant account by the card issuer or payment network of the entire original charge due to the credit card holder’s denial of responsibility of charges.

“Chargeback Fee” means a debit from a merchant account to cover bank and payment network costs for processing a Chargeback.

“Fraud Credit” means a credit processed by the GWS based on notice from the cardholder that the cardholder has denied responsibility for a charge. GWS will be subject to a Chargeback if the refund is not processed.

“GWS Trademarks” means trademarks, trade names, and logos used by GWS.

2.	Scope of Services.

A.	Description of Services. GWS agrees to perform the “Services” as described in Schedule A, attached hereto (Statement of Work (SOW)) in accordance with the terms and conditions of the Agreement and Schedules A and B attached hereto. The Company agrees that GWS is the primary service partner for The Company. The Company shall make available to GWS in a timely manner upon request by GWS and at no charge to GWS all technical data, files, software, and other information and resources reasonably required by GWS from The Company for the performance of the Services. GWS shall use the customer supplied materials solely in connection with the provision of the Services and for no other purposes, subject to Section 7.B below. GWS also agrees to archive all supplied files for twelve (12) months after the end of life of a Product.

The Company may at any time request a modification to the Services agreed to between the parties in writing specifying the desired modification to the same degree of specificity as in the original Statement of Work attached hereto as Schedule A. GWS shall submit and estimate the cost of such modification. The Company will review the cost proposal and enter into negotiations with GWS.

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The final cost negotiated by GWS and an accepted representative of The Company shall be performed under the terms of this Agreement as so modified.

B.	Method of Performing Services. GWS represents it has the qualifications and ability to perform the Services in a professional manner, without the control or supervision of The Company. GWS further warrants that it shall perform the Services in a diligent and, professional manner and in accordance with industry best practices. Both parties agree to define specific requirements, expectations and measurements through the documentation of the SOW, defined as Schedule A.

C.	Issuance of Purchase Orders. The Company shall issue GWS purchase orders for Products, Components and/or Services in accordance with the SOW. All purchase orders shall be transmitted via facsimile, email, or through an electronic data interchange process agreed upon by the parties in the Statement of Work. GWS shall ensure that invoices reference the appropriate PO for accurate payment.

The Company may cancel purchase orders subject to mutually agreed upon cancellation terms specified in the SOW. GWS shall make every effort to respond to a request for clarification or an approved change order in a timely manner so as to minimize any adverse impact on the applicable delivery schedule. The parties shall make an equitable adjustment in prices, delivery schedule, and terms and conditions as specified in the SOW.

D.	Delivery of Conforming Services. Notwithstanding anything contained in this Agreement or any exhibits, schedules, or addenda hereto to the contrary, GWS will provide Services in accordance with Schedule A, the SOW. Such SOW will have a description of the services to be performed, any costs to be charged to SPSS, any service level agreements and any potential acceptance criteria.

If GWS has reason to believe that delivery of the Services will not be completed by the date specified, GWS shall immediately notify The Company of the cause and anticipated duration of the delay. The Company will determine whether GWS will maintain that delivery date or establish a new delivery date. GWS agrees to use its best efforts to deliver or perform as committed including, but not limited to, working overtime or extra shifts, expedited processing or the like at its own expense. The Company agrees to compensate GWS for all reasonable and additional costs incurred to deliver or perform as committed in the event the reason for the additional costs is a result of a delay caused primarily by The Company. In the event GWS is going to miss a delivery schedule previously committed to, it will notify The Company as soon as it is aware of the potential for delay, but in any event provide no less than two-day advance notice.

E.	Product Inspection and Quality. GWS shall inspect all Products before shipment to ensure conformance with the written Product specifications provided by The Company. Detailed expectations of quality, performance and services metrics will be defined within the SOW.

3. Compensation

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A.	Terms of Payment. Full payment is due and payable thirty (30) days from the date of invoice. Should any invoice issued hereunder become past due The Company agrees to pay interest at the rate of one and one-half percent (1-1/2%) per month. Interest will be calculated from the invoice due date to the date payment is received. Should any portion of an invoice be disputed The Company agrees to pay the undisputed portion according to its terms. The Company further agrees to notify GWS in writing of any amount in dispute and the reason why within fifteen (15) days of receipt of invoice. If invoice is not disputed than payment will be made within thirty (30) days of receipt of invoice. Payment will be made within fifteen (15) days after resolution of dispute, if any.

B.	Expiration of Rates. Except as may be otherwise set forth in any Schedules hereto, all rates and prices set forth in the Schedules and signed Statement of Work, will remain firm and in effect for the term set forth in the Statement of Work.

4.	Term of Agreement

A.	Term. This Agreement shall become effective as of the date set forth above and shall remain in effect for a period of twenty-four (24) months. If this Agreement is terminated before completion of all Services, The Company shall pay GWS the amount due for the Services completed as of the effective date of termination plus any incurred costs for Services in process.. Upon any termination of this Agreement, the Parties’ rights and obligations under Section 3.A, Section 5 and Section 6 shall survive.

B.	Extension. This Agreement shall automatically extend on an annual basis after the Initial Term for successive one (1) year terms unless either party gives written notice of non-renewal to the other party at least sixty (60) days for Company and for GWS prior to the end of the Initial Term or the end of an extended term, as the case may be (such Initial Term collectively with any and all extended terms, the “Term”). Notwithstanding the language set forth in the previous sentence, this Agreement shall not terminate, unless it is terminated in accordance with Section 4 C or 4 D below, as long as a Statement of Work that references this Agreement remains in effect.

C.	Termination for Certain Events. Either party may terminate this Agreement in the event of the other party’s insolvency, assignment for the benefit of creditors, appointment of a receiver for its property, institution of voluntary proceedings for bankruptcy or other debt reorganization, or suffering the institution of involuntary proceedings in bankruptcy or other debt reorganization which proceedings are not discharged within sixty (60) days. Alternatively, if either party ceases doing business for any other reasons, the Agreement shall terminate. Both parties reserve the right to terminate this Agreement by providing sixty (60) days written notice to the other party, provided however, the terms and conditions of this agreement shall remain in full force and effect regarding any unfulfilled obligations of either party.

D.	Termination for Default. Should either party materially breach its obligations under this Agreement, the non-breaching party shall provide the other party with written notice that the other party is in breach of this Agreement and specifying the nature of the breach. If the other party shall dispute or cure the alleged breach within thirty (30) days after such notice, then this Agreement shall remain in effect. Otherwise, this Agreement shall terminate at the end of such thirty (30) day period and the terminating party shall be entitled to exercise all available remedies for the other

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party’s breach; provided, however, that no such termination shall affect the obligations of The Company to pay GWS for Services performed prior to termination, and GWS shall not be relieved of any liability for its material breach of this Agreement. For the purposes of this Section 4.D., material breach shall: (i) include for the Company the failure of The Company to pay invoices, when due (unless disputed in good faith in accordance with Section 3.A.) after an additional thirty (30) days written demand for payment following the submission of the invoice in accordance with Section 2.A.”; or (ii) include but not limited for GWS the failure of GWS to provide Services pursuant to the terms of this Agreement.
E. Insurance. GWS is responsible for purchasing a fidelity guarantee insurance policy to cover any losses to The Company’s products while they are in the possession of GWS. This policy will cover, inter alia, losses due to fire, water damage, theft by employees or others, or any other occurrence which results in the loss or damage of The Company products in GWS’ possession. GWS shall obtain and continue to have a policy that meets at minimum the following limits:
GWS must send proof of insurance, from an insurance company with a rating of A VII or higher by A.M. Best Company, to Company’s Insurance Office, 233 S. Wacker Dr. Chicago IL 60606-6307, Attn. T Schohn. Such insurance must contain the following minimum limits:

Commercial General Liability
General Aggregate	$2,000,000
Products-Comp/Op Aggregate	$1,000,000
Personal Injury	$1,000,000
Each Occurrence	$1,000,000
Fire Damage	$100,000

Automobile Liability
Combined Single Limit	$1,000,000

Workers Compensation	Statutory Limit
Employers Liability
Each Accident	$500,000
Disease-Policy Limit	$500,000
Disease-Each Employee	$500,000

Professional Liability
Each Occurrence	$1,000,000
Aggregate	$2,000,000
Company and its subsidiaries must be named as an additional insured on the General Liability policy and a Waiver of Subrogation endorsement in Company of SPSS must be included on the Workers Compensation policy.
5.	Relationship of Parties and Additional Obligations

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A.	Independent Contractors. The relationship between The Company and GWS shall be that of independent contractors. There is no relationship, agency, partnership, joint venture, employment or franchise between the parties. Neither party has the authority to bind the other or to incur any obligation on its behalf or to represent themselves as the other’s agent or in any way, which might result in confusion as to the fact that the parties are separate and distinct entities.
Indemnification
1.	Indemnification by GWS. GWS at its own expense, agrees to indemnify, defend, and hold harmless The Company against third-party claims, suits, actions, proceedings, judgments, damages, costs, debts and/or liabilities (including reasonable lawyers fees and disbursements) based on or arising from: (i) infringement of a third-party intellectual property right by the Services or any other materials provided to The Company by GWS under this Agreement; (ii) breach by GWS of any of its covenants, representation or warranties under this Agreement; or (iii) the gross negligence or willful misconduct of GWS. If the Services are found to infringe any third-party intellectual property right, or in GWS ’ opinion is likely to be found to infringe, GWS may, at its option, elect to: (i) obtain for The Company the right to continue using such Services; or (ii) replace or modify the Services so that it becomes non-infringing with the same functionality.

2.	Indemnification by The Company. The Company, at its own expense, agrees to indemnify, defend and hold harmless GWS against third-party claims, suits, actions, proceedings, judgments, damages, costs, debts and/or liabilities (including reasonable lawyers fees and disbursements) based on or arising from: (i) infringement of a third-party intellectual property right by The Company Supplied Materials or any other materials provided to GWS by The Company under this Agreement; (ii) breach by The Company of any of its covenants, representation or warranties under this Agreement; or (iii) the gross negligence or willful misconduct of The Company. If The Company Supplied Materials are found to infringe any third-party intellectual property right, or in The Company’s opinion is likely to be found to infringe, The Company may, at its option elect to: (i) obtain for GWS the right to continue using such The Company Supplied Materials; (ii) replace or modify The Company Supplied Materials so that it becomes non-infringing; or (iii) terminate this Agreement. GWS agrees to abide by The Company’s decision and if appropriate install a different version of the The Company Supplied Materials. The Company shall have no obligation under this Section for any claim which results from: (a) use of the The Company Supplied Materials in combination with any The Company provided or authorized equipment, software, or data, if such claim would not have been made but for such combination; (b) The Company’s compliance with designs or specifications of GWS, if such claim would not have been made but for such compliance; (c) modification of the The Company Supplied Materials by anyone other than The Company or its authorized subcontractors, if such claim would not have been made but for such modification; or (d) use of an allegedly infringing version of The Company Supplied Materials, if the alleged infringement could be avoided by the use of a different version made available to GWS. This section A. 2 states the entire liability of The Company and exclusive remedies of GWS for claims of infringement.

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3.	Procedure. If such a third-party claim is brought against an indemnified party (“Indemnified Party”), it shall notify the indemnifying party (“Indemnifying Party”) thereof and the Indemnifying Party shall be entitled to participate therein and, to the extent that it wishes, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party under this Section 5 for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof; provided, however, that the Indemnified Party shall be entitled to retain its own counsel at the expense of the Indemnifying Party if counsel to the Indemnified Party reasonably concludes that its defenses to such Indemnified Claim give rise to a conflict of interest with the Indemnifying Party. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all such liability on claims that are the subject matter of such proceeding.

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C.	Limitation of Liability
EXCEPT FOR EACH PARTY’S INDEMNIFICATION OBLIGATIONS REGARDING THIRD-PARTY INTELLECTUAL PROPERTY RIGHTS HEREIN, BREACH BY EITHER PARTY OF ITS CONFIDENTIALITY OBLIGATIONS HEREIN AND FOR DAMAGES THAT ARE CAUSED BY A PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR FOR DIRECT DAMAGES, THE LIABILITY OF EACH PARTY FOR CLAIMS ARISING OUT OF OR RELATED TO THIS AGREEMENT, WHETHER FOR BREACH OF THIS AGREEMENT OR IN TORT OR OTHERWISE, SHALL BE LIMITED TO THE GREATER OF $250,000 OR THE MONIES PAID BY THE COMPANY TO GWS IN THE TWELVE (12) MONTHS PRIOR TO THE CLAIM. EXCEPT FOR A CLAIM THAT ARISES DUE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF A PARTY, IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY INDIRECT, PUNITIVE, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGE ARISING OUT OF OR RELATED TO THIS AGREEMENT (INCLUDING LOSS OF PROFITS, USE, DATA OR OTHER ECONOMIC ADVANTAGE), HOWEVER IT ARISES, WHETHER FOR BREACH OF THIS AGREEMENT OR IN TORT OR OTHERWISE, EVEN IF SUCH PARTY HAS BEEN PREVIOUSLY ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY AND SHALL SURVIVE EXPIRATION OR TERMINATION OF THIS AGREEMENT AND COMPLETION OF ANY SERVICES.
6.	Representations and Warranties; Disclaimers
A.	Authority; No Conflict. Each party represents and warrants to the other party that: (1) such party has full corporate and legal right, power and authority to enter into this Agreement and to perform the acts required of it hereunder; (2) when executed and delivered by such party, this Agreement will constitute the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms; (3) such party acknowledges that the other party makes no representations, warranties or agreements related to the subject matter hereof that are not expressly provided for in this Agreement; and (4) neither this Agreement nor such party’s performance of its obligations hereunder does or will conflict with or violate any law, regulation or material contract to which such party is subject.
B.	The Company Warranties. The Company hereby represents and warrants to GWS that (1.) The Company owns all The Company Supplied Materials provided to GWS hereunder or has obtained all rights and permissions required to have such The Company Supplied Materials used and or distributed electronically by GWS in accordance with the terms of this Agreement without infringing on any trademark, copyright, contract, property or intellectual property rights of any third party; (2) Such use and/or distribution by GWS and GWS’ performance of the Services associated therewith will not infringe any trademark, copyright, contract, property or intelluectual property rights of any third party; (3) such The Company Supplied Materials do not contain matter which constitutes libel or defamation or and invasion of the right of

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privacy or publicity of any individual ; and (4) such The Company Supplied Materials do not contain obscene or pornographic matter.
C.	GWS Services Warranty. GWS warrants that Service shall (1) be of a professional quality conforming to generally accepted industry standards, (2) be performed using the highest professional and industry standards, (3) materially perform the functions described in and materially conform to, the specifications described in Schedule A; provided however, that the Company’s sole remedy, except as set forth in a Statement of Work, for a breach of the warranties contained in clauses (1) through (3) hereof shall be the correction or performance of such services to meet such standards or requirements within twenty-four (24) hours; and (4) not violate any US or international privacy law relating to data handling, data security or the handling of data breaches or any other law relevant to the Services to be provided by GWS.
D.	Disclaimers.

THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THE EXPRESS WARRANTIES HEREIN, ANY COURSE OF DEALING, CUSTOM OR USAGE OF TRADE OR COURSE OF PERFORMANCE NOTWITHSTANDING. THE EXPRESS WARRANTIES HEREIN ARE GIVEN SPECIFICALLY IN LIEU OF ALL OTHER EXPRESS OR IMPLIED WARRANTIES, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. NO AGENT OR REPRESENTATIVE OF EITHER PARTY HAS ANY AUTHORITY TO BIND SUCH PARTY TO ANY AFFIRMATION, REPRESENTATION OR WARRANTY CONCERNING SERVICES PROVIDED PURSUANT TO THIS AGREEMENT.
7.	Trademarks and Logos.
A.	Use of The Company Trademark and Logos. Subject to all the terms and conditions of this Agreement and any reasonable trademark usage guidelines of The Company, The Company hereby grants GWS a non-exclusive, non-transferable royalty-free license to use The Company Marks in North America, Europe, the Middle East and Africa solely in connection with providing the Services under this agreement. “The Company Marks” shall mean solely The Company product name and logo(s) or as otherwise provided to GWS in writing. GWS hereby acknowledges and agrees that (i) the The Company Marks are owned solely by The Company, (ii) except as set forth herein, GWS has not rights, title or interest in or to The Company Marks, and (iii) all use and goodwill of The Company Marks by GWS shall inure to the benefit of The Company. GWS agrees not to apply for registration of The Company Marks (or any mark confusingly similar thereto) anywhere in the world.
B.	Use of GWS Trademark and Logos. Subject to all the terms and conditions of this Agreement and any reasonable trademark usage guidelines of GWS, GWS hereby grants The Company a non-exclusive, non- transferable royalty-free license to use the GWS Marks through out the world solely in connection with this Agreement, and for the purpose of promoting the Services in marketing materials, print or on-line advertising, and for the purpose

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of identifying GWS as a supplier of The Company. “GWS Marks” shall mean solely the GWS name and logo or as otherwise provided to The Company in writing. The Company hereby acknowledges and agrees that (i) the GWS Marks are owned solely by GWS, (ii) except as set forth herein, The Company has no rights, title or interest in or to the GWS Marks, and (iii) all use and goodwill of the GWS Marks by The Company shall inure to the benefit of GWS. The Company agrees not to apply for registration of GWS Marks (or any mark confusingly similar thereto) anywhere in the world.

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8. Confidentiality; Return of Information
A.	Confidential Information. Any and all information disclosed by a party to the other party in connection with this Agreement that is conveyed in written, graphic, electronic, machine readable or other tangible form and conspicuously marked “confidential,” “proprietary” or some other manner to indicate its confidential nature and any and all information that is clearly confidential by its nature is “Confidential Information”. All Confidential Information will remain the sole property of the disclosing party. The terms and conditions of this agreement shall also be deemed to be Confidential Information.

B.	Permitted Use. Confidential information will only be used for the purposes herein by such parties’ employees and consultants with a need to know and who have executed a separate written nondisclosure agreement, or are subject to confidentiality policies, with terms at least as restrictive as those contained herein. The receiving party will use the same degree of care to avoid disclosure that they would use to maintain the confidentiality of their own information and in no case use less than a reasonable degree of care. Neither party will disclose, use, reproduce, duplicate, modify or disseminate any Confidential Information provided herein, other than as expressly permitted herein. A party’s obligation to maintain the confidentiality of the Confidential Information under this Section will survive any termination or expiration of the Agreement and will extend for one (1) year from the date of disclosure, or for so long as is required by applicable law, whichever is longer.

C.	Proprietary Rights. GWS shall retain all right, title and interest in and to any software or digital content provided or developed by GWS for purposes of providing Services, either outside or as part of this agreement unless explicitly stated below. This Agreement grants no express or implied license, right or interest in or to any copyright, patent, trade secret, trademark, URL, domain, invention or other intellectual property right. The Company has no right to intellectual property, software, digital content or otherwise, developed by GWS or its designated contractors either outside or as part of this Agreement. Without limitation of the foregoing, GWS will not acquire any rights other than the limited use rights granted herein for the term of this Agreement. If GWS suggests new features or functionality that GWS, in its sole discretion, adopts for the Service Software, such new features or functionality will be the sole and exclusive property of GWS. The Company shall not remove, or allow (through act or omission) to be removed, any copyright, trade secret or other proprietary rights notice from the Products, Service Software or any related marketing materials.

D.	End User Data. End User Data, such as name, address, purchase history, is the property of The Company.
Exceptions. Neither party will have any obligation to maintain the confidentiality of Confidential Information that (i) is known to or is rightfully received from a third party prior to its receipt from disclosing party without breach of any confidence by that third party, (ii) is or has been publicly disclosed without any obligation to maintain such information in confidence; or (iii) is Information as required by governmental or judicial order, provided receiving party gives disclosing party prompt

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notice of such order, gives disclosing party reasonable opportunity to contest or modify such order at disclosing party’s sole expense, and complies with any protective order (or equivalent) imposed on such disclosure.
E.	Parties understand and agree that, because of the unique nature of the Confidential Information, each Party will suffer immediate, irreparable harm in the event that the other Party fails to comply with any of the obligations hereunder and that monetary damages will be inadequate to compensate for such breach. Accordingly, the Parties agree that, in addition to any other remedies available at law or in equity, the Party affected by the breach will be entitled to injunctive or other equitable relief to enforce the terms of this Agreement. This clause shall not apply if a Party is required to disclose the Confidential Information by law.

9. General.

Notices. All notices and requests in connection with this Agreement will be deemed given as of the day they are received either by messenger, delivery service, or in the mails, postage prepaid, certified or registered, return receipt requested, and addressed to:
To
SPSS
233 S. Wacker Drive
Chicago, IL 60606
Attn: T. Schohn
To
GlobalWare Solutions
200 Ward Hill
Haverhill, MA 01835
Attn: Chief Financial Officer
a.	Independent Contractors. Neither this agreement nor any terms and conditions contained herein, will be construed as creating a partnership, joint venture, agency relationship or as granting a franchise. Neither party will make any statements, representations or commitments of any kind or take any action binding on the other, except to the extent (if any) provided for in this Agreement.

b.	Construction. If any provision of this Agreement will be held by court of competent jurisdiction to be illegal, invalid, or unenforceable, the remaining provisions will remain in full force and effect. No waiver of any breach of any provision of this Agreement will constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof, and no waiver will be effective unless made in writing and signed by an authorized representative of the waiving party.

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c.	Assignment. This Agreement and any rights or obligations hereunder will not be assigned or delegated by contract or by operation of law with out the prior written consent of the other party, except that either party may assign all its rights and delegate all its obligations as part of a merger, reorganization or sale of all or substantially all its assets. Notwithstanding the forgoing, this Agreement will be binding upon and inure to the benefit of each party’s respective successors and lawful assigns.

d.	Governing Law. This Agreement is governed by and construed in accordance with the laws of the state of Illinois, without regard to its conflict of laws rules. In any action or suit to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing party is entitled to recover its reasonable attorney’s fees, costs and other expenses.

e.	Force Majeure. Neither party will be responsible for its failure to perform due to unforeseen circumstances or causes beyond its control such acts of God, terrorism, wars, riots, acts of civil or military authorities, embargoes, conditions incident to epidemics, fires, floods, accidents, strikes or shortages of transportation, facilities, fuel or energy. If a Force Majeure event occurs for a continuous period of thirty (30) days, Company and GWS shall have a right to terminate this Agreement or any Statement of Work without penalty.

f.	Entire Agreement. This Agreement and each of the attachments hereto constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or communications. Neither the Agreement nor the attachments hereto may be modified except by written agreement dated subsequent to the date of this Agreement and signed by the parties’ respective duly authorized representatives. This Agreement may be executed in any number of counterparts, each of which when so executed will be deemed to be an original, and all of which taken together will constitute on and the same Agreement. Delivery of an executed counterpart of this Agreement by facsimile transmission will be effective as delivery of an originally executed counterpart of this Agreement. The parties agree that if there is any conflict between the terms and conditions of this Agreement and any Statement of Work signed by the parties the Statement of Work shall supersede.

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     IN WITNESS WHEREOF, the parties have entered into this Agreement as of the Effective Date.

GlobalWare Solutions, Inc.		SPSS

By:	/s/ John P. Viliesis	By:	/s/ Terry Schohn
Name: John P. Viliesis		Name: Terry Schohn
Title: Chief Financial Officer 5-29-07		Title: V. P. Corp Admin

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